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                                                                     Exhibit 3.9
                                                                     -----------

                         WILLIAM M. WILSON'S SONS, INC.
                       UNANIMOUS CONSENT OF ALL DIRECTORS
                               November 13, 1992



          The undersigned, being all the Directors of WILLIAM M. WILSON'S SONS, INC., and being entitled to vote upon the resolution stated herein if the same had been submitted at a Board of Directors' Meeting duly called and held for the purpose of acting upon said resolution, do hereby consent that the resolution stated herein is adopted to the same extent and has the same force and effect as if adopted by unanimous vote at a Board of Directors' Meeting of said Corporation.

          RESOLVED, That the Articles of Incorporation be amended to change the name of the Corporation to Gasboy International, Inc.

          FURTHER RESOLVED, That the Officers of the Corporation are authorized to take all actions necessary and to execute the appropriate documents to change the name of the Corporation to Gasboy International, Inc.


/s/ Jess B. Ford                              /s/ Raymond A. Geiger
------------------------------------          -----------------------------
    Jess B. Ford                                  Raymond A. Geiger

/s/ Douglas K. Pinner                         /s/ Raymond C. Williamson
------------------------------------          -----------------------------
    Douglas K. Pinner                             Raymond C. Williamson

                         /s/ Stanley Wuic
                         -----------------------------
                             Stanley Wuic


Effective:  November 13, 1992